UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Quality Systems, Inc.

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ALL THREE LEADING PROXY ADVISORY FIRMS NOW RECOMMEND
SHAREHOLDERS VOTE FOR QUALITY SYSTEMS’ BOARD NOMINEES

RiskMetrics and Proxy Governance Join Glass Lewis In Recommending Shareholders Vote for All the Director Nominees on the White Proxy Card

IRVINE, Calif. – August 26, 2008 – Quality Systems, Inc. (Nasdaq: QSII) announced today that RiskMetrics and Proxy Governance, two of the nation’s leading voting advisory services, have recommended that shareholders vote for all of the Quality Systems Board nominees at the company’s annual meeting of shareholders on September 4, 2008.  These recommendations follow a similar recommendation from Glass Lewis on August 25, meaning that all three of the leading proxy advisory firms have now advised Quality Systems shareholders to support the company’s slate of director nominees -- George Bristol, Patrick Cline, Vincent Love, Philip Kaplan, Russell Pflueger, Steven Plochocki, Sheldon Razin and Robert Smith.

In making its recommendation, RiskMetrics highlighted the company’s financial performance and track record of delivering shareholder value, noting: “On the basis of historical and recent performance versus the peer group and the Healthcare IT index as a whole, and in light of the largely positive analyst outlook for the company, we conclude change is not warranted from a performance perspective.”

Proxy Governance likewise noted that Quality Systems has outperformed its peers over the past five years in stock performance, and that the compensation paid to its CEO is well in line with the market given the company’s “superior financial performance relative to peers.”

“As the dissidents have neither demonstrated that the replacement of the current board is warranted nor that the opposition slate is better qualified to oversee the company, let alone voiced a new or compelling different strategy for the company, we believe shareholders would be better served by re-electing the management slate of directors who have delivered the superior results of the past five years,” Proxy Governance said in its report.

Steven Plochocki, CEO of Quality Systems, said, “We are extremely pleased that the country’s three leading independent proxy advisory firms have recognized the strengths of our Board nominees, who possess a keen understanding of the company and understand our strategy to continue building shareholder value.  Under the guidance of our current Board nominees, the company has implemented a strategic plan that is generating strong returns for our shareholders.  In our recent quarterly earnings announcement, net revenues jumped 31% and our Board approved a 20% dividend increase, which we believe are indisputable signs of our Board’s success. We believe the most effective way to continue this momentum is to elect the entire Quality Systems Board slate and to reject the independent director proposal.”

Proxy Governance agreed with Glass Lewis that supporting management’s recommendation to vote against a proposal by Mr. Hussein to amend the definition of “independent director” in the company’s bylaws is in the best interest of all shareholders. In reaching its conclusion, Proxy Governance stated that the company’s bylaws currently adhered closely to the Nasdaq rules for independence and that a significant majority of the Board is independent, including Chairman Sheldon Razin. Quality Systems expressed its disappointment, however, that RiskMetrics did not reach a similar conclusion.

“Although we are disappointed with RiskMetrics’ decision on the bylaw proposal, which we believe ignores the risk associated with the potential change in the company’s bylaws and the real agenda inherent in the proposal, we understand they have written guidelines that they had to abide by,” said Steven Plochocki.

RiskMetrics does note Mr. Hussein’s implications of impropriety in the company’s governance and compensation structures unwarranted in its report, saying it “found no evidence to support the claim that the board’s governance is preventing the company from achieving its full potential.” However, RiskMetrics also said that Mr. Hussein’s bylaw proposal would align the definition of “independent director” with the definition that is supported by RiskMetrics as a general policy matter.

Quality Systems’ current definition of “independent director” was adopted in 2004 at the urging of its independent directors to ensure compliance with California law and NASDAQ regulatory standards. Quality Systems is dedicated to upholding strong pro-shareholder corporate governance practices and has a history of promoting shareholder value, and it urges its shareholders to reject the measure.

The Company urges all shareholders to vote the white proxy card today. For more information and voting instructions, Quality Systems shareholders should visit: www.qsi2008proxy.com.

About Quality Systems, Inc.

Quality Systems, Inc. and its NextGen Healthcare Information Systems subsidiary develop and market computer-based practice management, patient records, and connectivity and other applications and services for medical and dental group practices. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

Statements made in this release, the proxy statements filed with the Securities and Exchange Commission (“Commission”), communications to shareholders, press releases and oral statements made by our representatives that are not historical in nature, or that state our or management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance.

Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2008, as well as factors discussed elsewhere in this and other reports and documents we file with the Commission. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2008, as well as in our other public disclosures and filings with the Commission.

On August 4, 2008, Quality Systems filed its definitive proxy statement and began the process of mailing its definitive proxy statement, together with a WHITE proxy card. Shareholders are strongly advised to read Quality System’s proxy statement as it contains important information. Shareholders may obtain an additional copy of Quality System’s definitive proxy statement and any other documents filed by Quality Systems with the Commission for free at the Internet website maintained by the Commission at www.sec.gov. Copies of Quality Systems proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at qualitysystems@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Quality System's shareholders is available in Quality System's definitive proxy statement filed with the Commission on August 4, 2008.

Investor Contacts:
Quality Systems, Inc.
Paul Holt, CFO
949-255-2600
www.qsii.com
or
CCG Investor Relations
Sean Collins, Senior Partner
310-477-9800
www.ccgir.com

Media Contacts:
The Abernathy MacGregor Group
Tom Johnson/Winnie Lerner
(212) 371-5999